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                                                             Exhibit 99.23a(iii)

                          LORD ABBETT SECURITIES TRUST

                AMENDMENT TO DECLARATION AND AGREEMENT OF TRUST

          The undersigned, being at least a majority of the Trustees of Lord Abbett Securities Trust, a Delaware business trust (the "Trust"), organized pursuant to a Declaration and Agreement of Trust dated February 26, 1993 (the "Declaration"), do hereby amend the Declaration, pursuant to Section 8.2 of the Declaration, by changing the legal name for the existing International Series of the Trust to the "Lord Abbett International Opportunities Fund," its Class A, B, C, P, and Y shares now being Class A, B, C, P, and Y shares of the Lord Abbett International Opportunities Fund.

          This instrument shall constitute an amendment to the Declaration and shall be effective on October 1, 2003.

          IN WITNESS WHEREOF, the undersigned have executed this instrument this 14th day of August, 2003.


/s/ ROBERT S. DOW                           /s/ FRANKLIN W. HOBBS
----------------------------------          ---------------------------
Robert S. Dow                               Franklin W. Hobbs


/s/ E. THAYER BIGELOW                       /s/ C. ALAN MACDONALD
----------------------------------          ---------------------------
E. Thayer Bigelow                           C. Alan MacDonald


/s/ WILLIAM H. T. BISH                      /s/ THOMAS J. NEFF
----------------------------------          ---------------------------
William H. T. Bush                          Thomas J. Neff


/s/ ROBERT B. CALHOUN, JR.
---------------------------
Robert B. Calhoun, Jr.